UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): June 26, 2014

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction

of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 27, 2014, Chico’s FAS, Inc., (the “Company”), announced that, Pamela K Knous, the Company’s Chief Financial Officer has left the position, effective as of June 26, 2014, the date on which a successor Chief Financial Officer assumed the position, as described below.

(c) On June 27, 2014, the Company announced that its Board of Directors has appointed Todd E. Vogensen as the Company’s new Senior Vice President, Chief Financial Officer. Mr. Vogensen has served Chico’s FAS, Inc. in numerous roles over the last 5 years, leading to his current position as CFO. Mr. Vogensen joined Chico’s FAS, Inc. in October 2009 as Vice President of Planning and Strategy, followed by the role of Vice President of Investor Relations before his promotion to Senior Vice President, Finance. Previously, Mr. Vogensen held multiple positions of increasing scope and responsibility with Michaels Stores, Inc. from January 2005 to October 2009, including Corporate Controller and Vice President of Merchandising and Marketing Finance. Before joining Michaels, Mr. Vogensen served as Assistant Corporate Controller of Gap, Inc. from 2003 to 2005. Mr. Vogensen has also held multiple Finance management positions at Hewlett Packard Company, and he practiced as an Audit Manager and CPA with PricewaterhouseCoopers LLP.

There is no arrangement or understanding between Mr. Vogensen and any other persons pursuant to which Mr. Vogensen was selected as an officer. Neither Mr. Vogensen nor any related person of Mr. Vogensen has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Vogensen is not related to any of the executive officers or directors of the Company.

The Company has entered into a letter agreement on June 26, 2014 with Mr. Vogensen, which provides for an annual salary and certain other benefits. Pursuant to the letter agreement, Mr. Vogensen’s base salary is $400,000 and is subject to annual increases as set from time to time by the Company’s Board of Directors. Additionally, Mr. Vogensen will be awarded a grant of restricted shares of the Company’s common stock on July 1, 2014 with a fair market value of $100,000, which will vest in equal annual amounts over a period of three years. Mr. Vogensen is also eligible for an annual bonus under the Company’s Amended and Restated Cash Bonus Incentive Plan with a target of 50% of eligible earnings during the fiscal year, with a range from 0% to 87.5% of his eligible earnings, if earned, and will be eligible for annual equity grants at the discretion of the Board of Directors. Under the terms of the Company’s Executive Severance Plan, if employment is terminated at any time without good cause, Mr. Vogensen would be entitled to receive benefits, including among other benefits, continuation of base salary for 12 months as described in the Company’s Executive Severance Plan.

The foregoing description of the letter agreement is not complete and is qualified in its entirety by reference to the full text of such agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated June 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: June 27, 2014	By:	/s/ David F. Dyer

David F. Dyer, President, Chief Executive Officer, and Director (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated June 27, 2014